                             EMPLOYMENT AGREEMENT

     This agreement is between CoorsTek, Inc. ("Coors" or "CTI") and Derek C. Johnson ("Executive"), and shall be effective as of September 1, 1999 (the "Effective Date").

     1.   Appointment.  Executive shall serve as CTI's Executive Vice President
     --   -----------
of Sales and Marketing and Operations or in such position(s) as CTI's Chief Executive Officer or Board of Directors (the "Board") shall in their sole discretion designate from time to time. Executive shall at all times faithfully and to the best of his abilities and experience, and in accordance with the standards and ethics of the business in which CTI is engaged, perform all duties that may be required of him by this agreement, CTI's policies and procedures, and the directives of CTI's Board and Chief Executive Officer.

     2.   Compensation.
     --   ------------

          Salary and Salary Review. Executive's base salary shall be $225,000 per year, payable in equal installments in accordance with Coor's standard payroll practice, less customary or legally required withholdings and any setoffs necessary to satisfy any debt owed by Executive to CTI.

          a. Annual Bonus. Executive shall participate in such bonus programs as Coors may from time to time make available to its executive employees.

          b. Stock Options. Executive shall participate in such equity plans as CTI may from time to time make available to its executive employees.

     3.   Fringe benefits.
     --   ---------------

          a. Insurance. Executive and his dependents shall be eligible for coverage under the group insurance plans made available from time to time to CTI's executive and management employees. The premiums for the coverage of Executive and his dependents under that plan shall be paid pursuant to the formula in place for other executive and management employees covered by CTI's group insurance plans.

          b. Vehicle Allowance and Miscellaneous Benefits. Coors shall provide Executive with an allowance of $18,000 per year, payable in equal installments at the same time Executive's salary installments are paid, and shall receive any additional fringe benefits that other CTI executive or management employees may from time to time receive.

          c. Expenses. Subject to CTI's policies and procedures for the reimbursement of business expenses incurred by its executive and management employees, CTI shall reimburse Executive for all reasonable and necessary expenses incurred by Executive in connection with his performance of his duties under this agreement.

          4.   Paid Leave.  During each year of Executive's continuous, full-
          --   ----------
time employment, he shall earn 25 days of paid vacation time per year. This paid leave shall be subject to the terms and conditions of any Coors' vacation plan or policy that may from time to time apply to CTI's executive employees.

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

     5.   Conflicting Activities.  During the term of this agreement, Executive
     --   ----------------------
shall not engage in any activity that conflicts with, appears to conflict with, or is detrimental or appears to be detrimental to Coor's best interests, as determined by CTI in its sole discretion.

     6.   Source of Payments.  All payments to be made to Executive under this
     --   ------------------
agreement shall be paid from Coor's general funds. No special or separate fund shall be established and no other segregation of assets shall be made to assure payment. Neither this agreement nor any action taken hereunder shall be construed to create a trust of any kind. To the extent that any person has any right to receive payments from CTI under this agreement, that right shall be no greater that the right of any unsecured creditor of Coors.

     7.   Relationship Between this Agreement and Other Coors Publications.  In
     --   ----------------------------------------------------------------
the event of any conflict between any term of this agreement and any CTI contract, policy, procedure, guideline or other publication, the terms of this agreement shall control.

     8.   Term and Termination.
     --   --------------------

          a.   Term.  The term of this agreement shall be 3 years.

          b. Termination by Consent. This agreement may be terminated at any time by the parties' mutual agreement, expressed in writing.

          c.   Termination Without Cause.

               i. CTI may in its sole discretion terminate this agreement at any time without cause. If CTI does so, after Executive executes a legal release in the form attached to this agreement, as that legal release may be modified or amended from time to time to ensure a final, complete and enforceable release of all claims that Executive has or may have against CTI relating to or arising in any way from Executive's employment with CTI, and provided that Executive does not thereafter revoke that legal release as permitted by its terms, CTI shall pay Executive severance compensation equal to the greater of the amount that would be payable to Executive pursuant to paragraph 2 for the remainder of the term of this Agreement OR 12 months of Executive's base salary under paragraph 2, above, in a lump-sum, less legally required withholdings, no later than thirty days after the termination date. In addition, CTI shall pay Executive up to $25,000 in outplacement services provided to Executive by a third-party outplacement consultant or consulting service. Executive shall reasonably select the outplacement provider and contract for outplacement services, and shall forward invoices for outplacement services to CTI, which shall promptly pay the invoiced amount directly to the outplacement provider.


               ii. If CTI terminates this agreement at any time without cause under this subparagraph, pays Executive all salary and vacation compensation earned and unpaid as of the termination date, and offers to pay Executive severance compensation in the amount and on the terms specified above, Coor's acts in doing so shall be in complete accord and satisfaction of any claim that Executive has or may at any time have for compensation or payments of any kind from CTI arising from or relating in whole or part to Executive's employment with CTI and/or this agreement.

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

          d. Termination for Cause. CTI may terminate this agreement effective immediately, with Coor's only obligation being the payment of salary and accrued, unused vacation compensation earned as of the date of termination and without liability for severance compensation of any kind, if Executive violates any term of this agreement or commits a material violation of any CTI policy, procedure or guideline, of which Executive had prior written notice, or engages in any of the following forms of misconduct: conviction of any felony or of any misdemeanor involving dishonesty or moral turpitude; theft or misuse of CTI's property or time; use of alcohol or controlled substances on CTI's premises or appearing on such premises while intoxicated or under the influence of drugs not prescribed by a physician, or after having abused prescribed medications; illegal use of any controlled substance; discriminatory or harassing behavior, whether or not illegal under federal, state or local law; willful misconduct; or falsifying any document or making any false or misleading statement relating to Executive's employment by CTI.

          e. Termination for Change of Control. In the event that Executive's employment is terminated other than for cause, or Executive's total compensation package and/or responsibilities are substantially reduced, within one year of a Change of Control as defined in CoorsTek, Inc.'s Stock Option and Incentive Plan, as that Plan may be amended from time to time, after Executive executes a legal release in the form attached to this agreement, as that legal release may be modified or amended from time to time to ensure a final, complete and enforceable release of all claims that Executive has or may have against CTI relating to or arising in any way from Executive's employment with CTI, and provided that Executive does not thereafter revoke that legal release as permitted by its terms, CTI shall pay Executive severance compensation equal to 24 months of Executive's current base salary, in a lump-sum, less legally required withholdings, no later than thirty days after the termination date. In addition, CTI shall pay Executive up to $25,000 in outplacement services provided to Executive by a third-party outplacement consultant or consulting service. Executive shall reasonably select the outplacement provider and contract for outplacement services, and shall forward invoices for outplacement services to CTI, which shall promptly pay the invoiced amount directly to the outplacement provider.

     9.   Successors and Assigns.  CTI, its successors and assigns may in their
     --   ---------- --- -------
sole discretion assign this agreement to any person or entity, with or without Executive's consent. This agreement thereafter shall bind, and inure to the benefit of, CTI's successor or assign. Executive shall not assign either this agreement or any right or obligation arising thereunder.

     10.  Miscellaneous.
     ---  -------------

          a. Governing Law. This agreement, and all other disputes or issues arising from or relating in any way to CTI's relationship with Executive, shall be governed by the internal laws of the State of Colorado, irrespective of the choice of law rules of any jurisdiction.

          b. Severability. If any court of competent jurisdiction declares any provision of this agreement invalid or unenforceable, the remainder of the agreement shall remain fully enforceable. To the extent that any court concludes that any provision of this agreement is void or voidable, the court shall reform such provision(s) to render the

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

provision(s) enforceable, but only to the extent absolutely necessary to render the provision(s) enforceable.

          c. Integration. This agreement constitutes the entire agreement of the parties and a complete merger of prior negotiations and agreements and, except as provided in the preceding subparagraph, shall not be modified by word or deed, except in a writing signed by Executive and CTI's Chief Executive Officer.

          d. Waiver. No provision of this agreement shall be deemed waived, nor shall there be an estoppel against the enforcement of any such provision, except by a writing signed by the party charged with the waiver or estoppel.
No waiver shall be deemed continuing unless specifically stated therein, and the written waiver shall operate only as to the specific term or condition waived, and not for the future or as to any act other than that specifically waived.

          e. Construction. Headings in this agreement are for convenience only and shall not control the meaning of this agreement. Whenever applicable, masculine and neutral pronouns shall equally apply to the feminine genders; the singular shall include the plural and the plural shall include the singular. The parties have reviewed and understand this agreement, and each has had a full opportunity to negotiate the agreement's terms and to consult with counsel of their own choosing. Therefore, the parties expressly waive all applicable common law and statutory rules of construction that any provision of this agreement should be construed against the agreement's drafter, and agree that this agreement and all amendments thereto shall be construed as a whole, according to the fair meaning of the language used.

          f. Disputes. Any action arising from or relating any way to this agreement, or otherwise arising from or relating to Executive's employment with CTI, shall be tried only in the state or federal courts situated in Denver, Colorado. The parties consent to jurisdiction and venue in those courts to the greatest extent possible under law.


EXECUTIVE                                  COORSTEK, INC.


/s/ Derek C. Johnson                        By: /s/ Joseph Coors, Jr.
________________________________               ____________________________
Derek C. Johnson                               Joseph Coors, Jr.
                                           As its:  Chief Executive Officer

Date: 9/1/99                                  Date: 9/1/99
     _____________________                         _____________________

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

                                 LEGAL RELEASE

     This Legal Release ("Agreement") is between Derek C. Johnson ("Executive") and CoorsTek, Inc., its subsidiaries, affiliates and predecessors, and their respective officers, directors, employees, agents, representatives and insurers (collectively "CTI").

1. Executive acknowledges that CTI has offered to provide Executive the severance compensation (the "Benefit") specified by the employment contract between CTI and Executive (the "Employment Contract"), in part in order to resolve all claims that Executive has or may have against CTI, and that Executive understands the terms and conditions of the Benefit.

2. Executive agrees that he wishes to receive the Benefit, that his decision to do so is entirely voluntary, that he has not been pressured into accepting the Benefit, and that he has enough information about the Benefit to decide whether to sign this Agreement. If, for any reason, Executive believes that the his acceptance of the Benefit is not entirely voluntary, or if he believes that he does not have enough information, then he should not sign this Agreement.

3. Executive agrees that by signing this Agreement he will give up his right to bring any legal claim against CTI of any nature, including all claims relating in any way, directly or indirectly, to Executive's employment relationship with CTI, including his separation from employment. Executive agrees that this Agreement is intended to be interpreted in the broadest possible manner in favor of CTI, including all actual or potential legal claims that Executive has or may have against CTI, except as specifically provided otherwise in this Agreement. Specifically, Executive agrees that he fully and forever releases all of his legal rights and claims against CTI, whether or not presently known to him, including future legal rights and claims, if based in whole or part on acts or omissions occurring before Executive delivers this signed Agreement to CTI, in any way relating to Executive's employment with CTI, including his separation from employment, except for his right to the Benefit, his vested rights, if any, in any CTI-sponsored pension plan, and his rights under COBRA, if any, to continued participation, at his expense, in certain employee benefit plans sponsored by CTI. Executive agrees that the legal rights and claims that he is giving up include, but are not limited to, his rights, if any, under all federal, state and local statutes, rules and regulations that prohibit discrimination on the basis of gender, race, national origin, religion, disability and age, such as the Age Discrimination in Employment Act of 1987, Title VII of the Civil Rights Act of 1964, as amended ("Title VII"), the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Family and Medical Leave Act, the Equal Pay Act, and any other federal, state or local civil rights statute or ordinance that applies or may apply to Executive or CTI, as well as all common law rights and claims, such as breach of contract, express or implied, tort, whether negligent or intentional, wrongful discharge, defamation, infliction of emotional distress, and any claim for fraud, omission or misrepresentation concerning the Benefit. Executive also states and agrees that he has not experienced any illness, injury, or disability relating to or arising in whole or part from his employment with CTI that is or may be compensable under the worker's compensation laws of any state, and that he will not file a worker's compensation claim asserting the existence of any such illness, injury, or disability.

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

4. Executive agrees that the Benefit that he is accepting by signing this Agreement has value to him, that he would not be entitled to the Benefit without signing this Agreement, that he will receive the Benefit in exchange for the benefit that will accrue to CTI from Executive's execution of this Agreement, and that when CTI pays him the Benefit, CTI will withhold all applicable federal, state and local taxes.

5. Executive agrees that the only benefit that he is to receive by signing this Agreement is the Benefit, and that in signing this Agreement he did not rely on any information, oral or written, from anyone other than the information set forth in this Agreement and the Employment Contract, and the advice, if any, of Executive's counsel.

6. Executive agrees that, if he brings any kind of legal claim against CTI that he has given up by signing this Agreement, then he will be violating this Agreement and therefore must pay all legal fees, other costs and expenses incurred by CTI in defending against all such claims.

7. Executive represents that he has not previously assigned or transferred any of the legal rights and claims that he has given up by signing this Agreement, and agrees that this Agreement also binds all persons who might assert a legal right or claim on his behalf, such as his heirs, personal representatives and assigns, now and in the future.

8. Executive agrees that CTI will not provide him with recall rights or any other right to future employment at CTI or any affiliate, and that Executive will not be given any preference or priority with respect to any future job openings that may arise. Executive also agrees that if he later is rehired by CTI, CTI may in its sole discretion require Executive to return to CTI all or a portion of the Benefit as a condition of the rehiring.

9. Executive understands and agrees that by signing this Agreement he is giving up the right to sue CTI for age discrimination. Executive has up to twenty-one days after he receives this Agreement to consider whether to sign this Agreement. During that time Executive understands that he should consider whether he wishes to sign this Agreement, and may wish to review the terms of the Benefit set forth above and in the Employment Contract. Executive agrees that, after he has signed and delivered this Agreement to CTI, this Agreement will not be effective or enforceable until the end of a seven (7) day revocation period beginning the day that Executive delivers this Agreement to CTI, and that he will not receive the Benefit until that seven-day period has expired. During that seven-day period, Executive may revoke this Agreement, without reason and in his sole judgment, but he may do so only by delivering a written statement of revocation to CTI. If CTI does not receive such a written statement of revocation by the end of the revocation period, then this Agreement will become legally enforceable and Executive may not thereafter revoke this Agreement.

10. Executive agrees that: (a) this Agreement and the Employment Contract constitute the entire agreement between Executive and CTI concerning severance compensation and the other subjects raised therein, without regard to any other oral or written information that Executive may have received about this Agreement; (b) if any part of this Agreement is declared to be unenforceable, all other provisions of this Agreement shall remain enforceable; and (c) this Agreement shall be governed by federal law and by the internal law of the State of Colorado, irrespective of the choice of law rules of any jurisdiction.

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

Acknowledgment

Executive's signature below acknowledges that he has read this document fully, that he understands and agrees to its contents, that he understands that it is a legally binding document, and that he has been advised to consult a lawyer of his choosing before signing this Agreement, and has had a full and fair opportunity to do so.



Signed: /s/ Derek C. Johnson
        ______________________________________
        Derek C. Johnson

Date:  9/1/99
      ________________________________________


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